EXHIBIT 15.01


ERNST & YOUNG LLP    5 Times Square                          Phone 212-773-3000
                     New York, New York  10036


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Volt Information Sciences, Inc.


We have reviewed the condensed consolidated balance sheet of Volt Information Sciences, Inc. and subsidiaries as of August 1, 2004, and the related condensed consolidated statements of operations for the three and nine month periods ended August 1, 2004 and August 3, 2003, and the condensed consolidated statements of cash flows for the nine month periods ended August 1, 2004 and August 3, 2003. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

We have  previously  audited,  in  accordance  with the  standards of the Public
Company Accounting Oversight Board (United States), the consolidated balance sheet of Volt Information Sciences, Inc. as of November 2, 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, not presented herein; and in our report dated December 22, 2003, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of November 2, 2003, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.



September 13, 2004